As filed with the Securities and Exchange Commission on October 28, 2022

Registration Statement No. 333-262792

Registration Statement No. 333-262794

Registration Statement No. 333-258198

Registration Statement No. 333-253217

Registration Statement No. 333-240303

Registration Statement No. 333-236521

Registration Statement No. 333-229779

Registration Statement No. 333-226447

Registration Statement No. 333-223205

Registration Statement No. 333-216291

Registration Statement No. 333-212740

Registration Statement No. 333-209840

Registration Statement No. 333-207597

Registration Statement No. 333-204774

Registration Statement No. 333-202443

Registration Statement No. 333-198055

Registration Statement No. 333-195743

Registration Statement No. 333-192150

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-262792

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-262794

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-258198

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-253217

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-240303

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-236521

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-229779

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-226447

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223205

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-216291

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-212740

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-209840

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-207597

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204774

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-202443

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-198055

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-195743

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-192150

UNDER

THE SECURITIES ACT OF 1933

Twitter, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-8913779
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1355 Market Street, Suite 900 San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Twitter, Inc. 2013 Equity Incentive Plan

Twitter, Inc. 2013 Employee Stock Purchase Plan

Stellar Aurora, Inc. 2018 Equity Incentive Plan

Scroll Labs Inc. 2016 Equity Incentive Plan

CrossInstall, Inc. 2014 Equity Incentive Plan

Smyte Inc. Amended and Restated 2014 Stock Option and Grant Plan

Twitter, Inc. 2016 Equity Incentive Plan

Magic Pony Technology Limited EMI Share Option Scheme

Individual Option Deed

Zipdial Mobile Solutions Private Limited Employee Stock Option Plan 2011

TellApart, Inc. 2009 Stock Plan

The Niche Project, Inc. 2014 Equity Incentive Plan

Afterlive.tv Inc. 2010 Stock Incentive Plan

TapCommerce Inc. 2012 Stock Incentive Plan

CardSpring Inc. Amended and Restated 2011 Equity Incentive Plan

Apps & Zerts, Inc. 2013 Stock Plan

Gnip, Inc. 2008 Incentive Plan, as amended

Twitter, Inc. 2007 Equity Incentive Plan

Twitter, Inc. 2011 Acquisition Option Plan

Bluefin Labs, Inc. 2008 Stock Plan

Crashlytics, Inc. 2011 Stock Plan

Mixer Labs, Inc. 2008 Stock Plan

MoPub Inc. 2010 Equity Incentive Plan

(Full titles of the plans)

Elon R. Musk

Twitter, Inc.

1355 Market Street, Suite 900

San Francisco, California 94103

(Name and address of agent for service)

(415) 222-9670

(Telephone number, including area code, of agent for service)

with a copy to:

Mike Ringler

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301

(650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments related to the following Registration Statements on Form S-8 filed by Registrant (collectively, the “Registration Statements”), are being filed to terminate all offerings under the Registration Statements and to withdraw and remove from registration the shares of Registrant’s common stock, $0.000005 par value per share (“Common Stock”), that had been registered under such Registration Statements, together with any and all plan interests and other securities registered thereunder:

1.

Registration Statement (File No. 333-262792), filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2022, registering 39,962,418 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Equity Incentive Plan and 7,992,483 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Employee Stock Purchase Plan;

2.

Registration Statement (File No. 333-262794), filed with the SEC on February 16, 2022, registering 60,748 shares of the Registrant’s Common Stock under the Stellar Aurora, Inc. 2018 Equity Incentive Plan (as assumed by the Registrant);

3.

Registration Statement (File No. 333-258198), filed with the SEC on July 27, 2021, registering 3,136 shares of the Registrant’s Common Stock under the Scroll Labs Inc. 2016 Equity Incentive Plan (as assumed by the Registrant);

4.

Registration Statement (File No. 333-253217), filed with the SEC on February 17, 2021, registering 39,798,769 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Equity Incentive Plan and 7,959,753 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Employee Stock Purchase Plan;

5.

Registration Statement (File No. 333-240303), filed with the SEC on August 3, 2020, registering 28,489 shares of the Registrant’s Common Stock under the CrossInstall, Inc. 2014 Equity Incentive Plan (as assumed by the Registrant);

6.

Registration Statement (File No. 333-236521), filed with the SEC on February 19, 2020, registering 38,980,970 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Equity Incentive Plan and 7,796,194 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Employee Stock Purchase Plan;

7.

Registration Statement (File No. 333-229779), filed with the SEC on February 21, 2019, registering 38,212,863 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Equity Incentive Plan and 7,642,572 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Employee Stock Purchase Plan;

8.

Registration Statement (File No. 333-226447), filed with the SEC on July 31, 2018, registering 45,789 shares of the Registrant’s Common Stock under the Smyte Inc. Amended and Restated 2014 Stock Option and Grant Plan (as assumed by the Registrant);

9.

Registration Statement (File No. 333-223205), filed with the SEC on February 26, 2018, registering 37,345,105 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Equity Incentive Plan and 7,469,021 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Employee Stock Purchase Plan;

10.

Registration Statement (File No. 333-216291), filed with the SEC on February 28, 2017, registering 36,079,057 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Equity Incentive Plan and 7,215,811 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Employee Stock Purchase Plan;

11.

Registration Statement (File No. 333-212740), filed with the SEC on July 29, 2016, registering 6,814,085 shares of the Registrant’s Common Stock under the Twitter, Inc. 2016 Equity Incentive Plan, 449,250 shares of the Registrant’s Common Stock under the Magic Pony Technology Limited EMI Share Option Scheme (as assumed by the Registrant) and 7,257 shares of the Registrant’s Common Stock under an individual option deed;

12.

Registration Statement (File No. 333-209840), filed with the SEC on March 1, 2016, registering 34,706,623 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Equity Incentive Plan and 6,941,324 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Employee Stock Purchase Plan;

13.

Registration Statement (File No. 333-207597), filed with the SEC on October 26, 2015, registering 13,041 shares of the Registrant’s Common Stock under the Zipdial Mobile Solutions Private Limited Employee Stock Option Plan 2011 (as assumed by the Registrant);

14.

Registration Statement (File No. 333-204774), filed with the SEC on June 5, 2015, registering 1,316,338 shares of the Registrant’s Common Stock under the TellApart, Inc. 2009 Stock Plan, as amended (as assumed by the Registrant);

15.

Registration Statement (File No. 333-202443), filed with the SEC on March 2, 2015, registering 32,092,956 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Equity Incentive Plan, 6,418,591 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Employee Stock Purchase Plan and 82,608 shares of the Registrant’s Common Stock under The Niche Project, Inc. 2014 Equity Incentive Plan (as assumed by the Registrant);

16.

Registration Statement (File No. 333-198055), filed with the SEC on August 11, 2014, registering 28,496,080 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Equity Incentive Plan, 5,699,216 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Employee Stock Purchase Plan, 28,519 shares of the Registrant’s Common Stock under the Afterlive.tv Inc. 2010 Stock Plan (as assumed by the Registrant), 346,086 shares of the Registrant’s Common Stock under the TapCommerce Inc. 2012 Stock Incentive Plan (as assumed by the Registrant) and 2,598 shares of the Registrant’s Common Stock under the CardSpring Inc. Amended and Restated 2011 Equity Incentive Plan (as assumed by the Registrant);

17.

Registration Statement (File No. 333-195743), filed with the SEC on May 6, 2014, registering 40,746 shares of the Registrant’s Common Stock under the Apps & Zerts, Inc. 2013 Stock Plan (as assumed by the Registrant) and 407,101 shares of the Registrant’s Common Stock under the Gnip, Inc. 2008 Incentive Plan (as assumed by the Registrant); and

18.

Registration Statement (File No. 333-192150), filed with the SEC on November 7, 2013, registering 68,300,000 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Equity Incentive Plan, 12,000,000 shares of the Registrant’s Common Stock under the Twitter, Inc. 2013 Employee Stock Purchase Plan, 40,038,812 shares of the Registrant’s Common Stock pursuant to stock option awards outstanding under the Twitter, Inc. 2007 Equity Incentive Plan, 92,058,866 shares of the Registrant’s Common Stock pursuant to restricted stock unit awards outstanding under the Twitter, Inc. 2007 Equity Incentive Plan, 9,585 shares of the Registrant’s Common Stock under the Twitter, Inc. 2011 Acquisition Option Plan, 452,867 shares of the Registrant’s Common Stock under the Bluefin Labs, Inc. 2008 Stock Plan (as assumed by the Registrant), 319,630 shares of the Registrant’s Common Stock under the Crashlytics, Inc. 2011 Stock Plan (as assumed by the Registrant), 95,856 shares of the Registrant’s Common Stock under the Mixer Labs, Inc. 2008 Stock Plan (as assumed by the Registrant) and 1,228,916 shares of the Registrant’s Common Stock under the MoPub Inc. 2010 Equity Incentive Plan (as assumed by the Registrant).

On October 27, 2022, pursuant to that certain Agreement and Plan of Merger (the “Agreement”), dated as of April 25, 2022, by and among Registrant, X Holdings I, Inc., a Delaware corporation (“Parent”), X Holdings II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”), and, solely for the purposes of certain provisions of the Agreement, Elon R. Musk, Acquisition Sub merged with and into Registrant (the “Merger”), with Registrant continuing as the surviving corporation in the Merger and an indirect wholly owned subsidiary of Parent, and Registrant continued under the name “Twitter, Inc.”

As a result of the Merger, Registrant has terminated any and all offerings of Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold or unissued at the termination of the offering, Registrant hereby removes from registration all such securities of Registrant registered pursuant to the Registration Statements that remain unsold or unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 28, 2022.

Twitter, Inc.
(Registrant)

/s/ Elon R. Musk
Name: Elon R. Musk
Title: Authorized Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.